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                                                                 EXHIBIT 24A




                                         CONSENT OF INDEPENDENT ACCOUNTANTS
                                        ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 24, 1996, which appears on page 31 of the 1996 Annual Report to Shareholders of Echlin Inc., which is incorporated by reference in Echlin Inc.'s Annual Report on Form 10-K for the year ended August 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 12 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP
Stamford, Connecticut
April 30, 1997